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                                                                    EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            SAFELITE GLASS OF CORP.

     Safelite Glass Corp. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The present name of the Corporation is Safelite Glass Corp. The name under which the Corporation was originally incorporated in LS Acquisition Corp. No. 23. The date of filing of its original Certificate of Incorporation with the Secretary of State was January 13, 1987.

     2. This Restated Certificate of Incorporation restates, integrates and further amends the Restated Certificate of Incorporation, as amended, of the Corporation to read as herein set forth in full:

     FIRST: The name of the Corporation is Safelite Glass Corp.

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 11,050,000 shares of capital stock, of which 1,000,000 shares shall be designated 8% Cumulative Preferred Stock, par value $.01 per share, 10,000,000 shares shall be designated Class A Common Stock, par value $.01 per share, and 50,000 shares shall be designated Class B Common Stock, par value $.01 per share.

     A. The powers, preferences and rights of the shares of 8% Cumulative Preferred Stock, and the qualifications, limitations or restrictions thereof are as follows:





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     1. DESIGNATION AND AMOUNT. The Corporation shall be authorized to issue
1,000,000 shares designated as 8% Cumulative Preferred Stock, par value $.01 per share ("Preferred Stock"). The Preferred Stock shall have the preferences, limitations and rights set forth below.

     2. Dividends.
        ---------

          (a) GENERAL OBLIGATION. The Corporation will pay cumulative semi-annual dividends on the Preferred Stock if, when and as declared by the Board of Directors of the Corporation, and to the extent permitted under the General Corporation Law of the State of Delaware, which shall accrue on a daily basis (computed on the basis of a 360-day year and actual days elapsed) at the rate per annum of eight percent (8%) per share of Preferred Stock calculated as a percentage of $100 (plus accrued and unpaid dividends), compounded semi-annually, from and including December 20, 1996 until the redemption of the Preferred Stock (with payment being calculated through the date on which full payment shall be tendered to the holders of the Preferred Stock). This dividend rate will automatically increase to (i) fourteen percent (14%) per annum upon the occurrence of a Redemption Event (defined below), (ii) fifteen percent (15%) per annum on the first annual anniversary date of such Redemption Event and
(iii) sixteen percent (16%) per annum on the second anniversary date of such Redemption Event if the Corporation elects not to redeem the Preferred Stock upon the occurrence of such Redemption Event. Such dividends will accrue and be cumulative whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any shares of Preferred Stock will be deemed to be its "date of issuance" regardless of the number of times transfer of such shares of Preferred Stock is made on the stock records of the Corporation, and regardless of the number of certificates which may be issued to evidence such shares of Preferred Stock.

          (b) DISTRIBUTING PARTIAL DIVIDEND PAYMENTS. If at any time the Corporation distributes less than the total amount of dividends then accrued with respect to the Preferred Stock, such payment will be distributed among the holders of the Preferred Stock so that an equal amount will be paid (as nearly as possible) with respect to each outstanding share of Preferred Stock.

          (c) PRIORITY. So long as any shares of Preferred Stock remain outstanding, neither the Corporation nor any Subsidiary (which shall mean any corporation, association or other business entity of which the Corporation directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting securities or equity interests) will redeem, purchase or otherwise acquire any other equity security of the Corporation junior to the Preferred Stock in right to payment now or hereafter outstanding, including, without limitation, the Common Stock (all such securities collectively, the "Junior Securities"), nor will the Corporation declare or pay any cash dividend (including accrued dividends) or make any distribution of assets other than



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shares of Junior Securities upon any Junior Securities; provided nothing herein shall prohibit the Corporation from acquiring Common Stock of the Corporation pursuant to contractual rights approved by the Board of Directors of the Corporation.

     3. Liquidation, Dissolution or Winding Up.
        --------------------------------------

          (a) TREATMENT AT LIQUIDATION, DISSOLUTION AND WINDING UP. In the event of a Liquidity Event (as herein defined), before any distribution or payment may be made with respect to the Junior Securities, holders of each share of Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, an amount in cash equal to $100 per share of Preferred Stock (which amount, together with the other share and per share numbers used herein shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the class or series of stock in question), plus accrued dividends from the date of issuance thereof up to and including the date full payment shall be tendered to the holders of the Preferred Stock with respect to such Liquidity Event (the "Liquidation Amount"). The term "Liquidity Event" shall mean a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

     If upon any such Liquidity Event the assets of the Corporation available for distribution to its shareholders shall be insufficient to permit payment to the holders of the Preferred Stock of the full amount of the Liquidation Amount to which they are entitled to be paid, the holders of shares of Preferred Stock shall share ratably in any distribution of assets according to the amounts which would be payable with respect to the shares of Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

     After the payment of the Liquidation Amount shall have been made in full to the holders of the Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Preferred Stock so as to be available for such payments, the holders of the Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation, and the remaining assets of the Corporation legally available for distribution to its shareholders shall be distributed among the holders of other classes of securities of the Corporation in accordance with their respective terms.

          (b) DISTRIBUTIONS IN CASH. The Liquidation Amount shall be paid in cash to the extent the Corporation has cash available. Whenever a distribution provided for in this Section 3 is payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Corporation's Board of Directors.



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     4. Voting Power.
        ------------

     Except as otherwise required by law, the holders of the Preferred Stock shall be not be entitled to vote on any corporate matters.

     5. Redemption.
        ----------

          (a) The Corporation may redeem the Preferred Stock at its option, in whole or in part, at $100 per share plus accrued dividends from the date of issuance thereof up and including the date full payment shall be tendered to holders of the Preferred Stock with respect to such redemption (the "Redemption Price"), at any time on or after December 15, 2001, or upon the occurrence of a Redemption Event (the "Redemption Date"). A "Redemption Event" shall mean (i) an underwritten initial public offering (a "Public Offering") of the Corporation's capital stock pursuant to a registration statement effected under the Securities Act of 1933, as amended or (ii) the occurrence of a Change in Control under the terms of the Indenture, dated as of December 20, 1996, by and between the Corporation and Fleet National Bank, Trustee.

          (b) SURRENDER OF CERTIFICATES. Each holder of shares of Preferred Stock to be redeemed under this Section 5 shall surrender the certificate or certificates representing such shares to the Corporation at the principal office of the Corporation, and thereupon the Redemption Price for such shares as set forth in this Section 5 shall be paid to the order of the person whose name appears on such certificate or certificates. Irrespective of whether the certificates therefor shall have been surrendered, all shares of Preferred Stock which are the subject to redemption shall be deemed to have been redeemed and shall be canceled effective as of the closing of the Public Offering or the Redemption Date, as the case may be, unless the Corporation shall default in the payment of the Redemption Price.

          (c) PARTIAL REDEMPTIONS. If at any time the Corporation redeems less than all of the outstanding shares of Preferred Stock, such redemption will be made from the holders of the Preferred Stock on a pro rata basis based upon the number of shares of Preferred Stock held by each stockholder.

     6. Restrictions and Limitations.
        ----------------------------

     The Corporation shall not amend this Restated Certificate of Incorporation without the approval, by vote or written consent, by the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a separate class, if such amendment would amend any of the rights, preferences, privileges or limitations provided for herein for the benefit of any shares of Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend this Restated Certificate of Incorporation without the approval by the



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holders of at least a majority of the then outstanding shares of Preferred
Stock, voting separately as a separate class, if such amendment would:

        (i) change the relative seniority rights of the holders of Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation;

        (ii) reduce the amount payable to the holders of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Corporation, or change the dividend rights of the holders of Preferred Stock;

        (iii) cancel or modify the redemption rights of the holders of the Preferred Stock provided for in Section 5 herein; or

        (iv) cancel or modify the rights of the holders of the Preferred Stock provided for in this Section 6.

    7. Notices of Record Date. In the event of
       ----------------------

        (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled tor receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

        (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

        (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporations then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities, including the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or

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
other securities, including the Preferred Stock) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten (10) business days prior to the date specified in such notice on which such action is to be taken.

        8. NO REISSUANCE OF PREFERRED STOCK. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Preferred Stock accordingly.

        B. The powers, preferences and rights of the shares of Class A Common Stock and the Class B Common Stock, and the qualification, limitations or restrictions thereof are as follows:

        1.  Dividends.
            ---------

        Subject to the provisions of this paragraph 1 and the provisions of Section A of this Article Fourth, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash or in property (including shares of capital stock of the Corporation). Any dividend declared by the Board of Directors of the Corporation (whether in cash or in property (including shares of capital stock of the Corporation)) in respect of the Class A Common Stock and/or Class B Common Stock shall be paid to the holders of the Class A Common Stock and the Class B Common Stock as follows (the "Priority"): (a) the holders of the outstanding shares of Class A Common Stock shall be entitled to receive payment first, until the aggregate amount received by the holders of the Class A Common Stock through the payment of the dividend and all prior dividends paid by the Corporation after July 31, 1989 shall equal $292.20 per share of Class A
Common Stock, whereupon (b) the holders of the outstanding shares of Class B Common Stock shall be entitled to receive payment next, until the aggregate amount received by the holders of the Class B Common Stock through the payment of the dividend and all prior dividends paid by the Corporation shall equal $82.49 per share of Class B Common Stock, whereupon (c) the holders of the outstanding shares of Class A Common Stock shall be entitled to receive payment next, until the aggregate amount received by the holders of the Class A Common Stock through payment of the dividend and all prior dividends paid by the Corporation after July 31, 1989 shall equal $125.83 per share of Class A Common Stock (in addition to the $292.20 referred to in clause (a) above), whereupon
(d) the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share in the balance of the


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dividend payment, if any, and in any subsequent dividend declared and paid, as a single class. Notwithstanding the foregoing, the Board of Directors of the Corporation in declaring any dividend (whether in cash or in property (including shares of capital stock of the Corporation)) may, in its sole discretion, declare that the Priority shall not be applicable to all or any portion of such dividend and that, instead, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share in such dividend (or any portion thereof) as a single class. In the case of any dividend which is payable in whole or in part in property (other than cash), the Board of Directors of the Corporation shall (A) determine, in good faith, the fair market value, as of the date the dividend is paid, of any property (other than cash) distributed in any dividend to which the Priority shall be applicable (and such fair market value shall be the amount received in the dividend by the stockholders by reason of the distribution of the property), and (B) determine, in its sole discretion, whether to value any property (other than cash) distributed in any dividend to which the Priority shall not be applicable at its fair market value or its book value, and, having made such determination, further determine, in good faith, the fair market value or the book value, as the case may be, as of the date the dividend is paid, of such property (and such fair market value or book value, as the case may be, shall be the amount received in the dividend by the stockholders by reason of the distribution of the property). Any determinations made by the Board of Directors of the Corporation pursuant to clauses (A) and (B) of this paragraph 1 shall be final and binding on the Corporation, all holders of Class A Common Stock and all holders of Class B Common Stock.

        2.  Voting Rights.
            -------------

        At every annual or special meeting of stockholders of the Corporation, every holder of shares of Class A Common Stock or Class B Common Stock shall be entitled to one vote, in person or by proxy, for each share of Class A Common Stock or Class B Common Stock standing in his name on the books of the Corporation. All shares of Class A Common Stock and Class B Common Stock entitled to vote on any matter (including the matters set forth in Article Ninth hereof) shall vote together as a single class.

        3.  Dissolution, Liquidation or Winding-Up.
            --------------------------------------

        In the event of any dissolution, liquidation or winding-up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and of the amounts to which the holders of any outstanding shares of any capital stock ranking senior in preference to the Class A Common Stock and Class B Common Stock, including, without limitation, the Preferred Stock,shall be entitled, (a) the holders of the outstanding shares of Class A Common Stock shall be entitled to receive an amount, in cash and/or other property, which, when added to any amounts received by them after July 31, 1989 pursuant to paragraph 1 of this Section B in payment of dividends,

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
shall equal $292.20 per share of Class A Common Stock, whereupon (b) the holders of the outstanding shares of Class B Common Stock shall be entitled to receive an amount, in cash and/or other property, which, when added to any amounts received by them pursuant to paragraph 1 of this Section B in payment of dividends, shall equal $82.49 per share of Class B Common Stock, whereupon
(c) the holders of the outstanding shares of Class A Common Stock shall be entitled to receive an amount, in cash and/or other property, which, when added to any amounts received by them after July 31, 1989 pursuant to paragraph 1 of this Section B in payment of dividends, shall equal $125.83 per share of Class A Common Stock (in addition to the $292.20 referred to in clause (a) above), whereupon (d) the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share in the remaining assets of the Corporation, if any, as a single class. The Board of Directors of the Corporation, in good faith, shall determine the fair market value, as of the date of distribution, of any property (other than cash) distributed in the event of any dissolution, liquidation or winding-up of the affairs of the Corporation (and such fair market value shall be the amount received in such dissolution, liquidation or winding-up by the stockholders by reason of the distribution of the property). Any determination made by the Board of Directors of the Corporation pursuant to this Section 3 shall be final and binding on the Corporation, all holders of Class A Common Stock and all holders of Class B Common Stock.


4.  Restrictions on Transfer of Class A Common Stock.
    ------------------------------------------------

     (a) GENERAL. Before January 1, 1991, no stockholder may sell, transfer, assign, exchange or otherwise dispose of any shares of Class A Common Stock (a "Transfer"), if at the time of the proposed Transfer, the stockholder, either individually or together with any affiliates (as defined below), owns less than 25% of the then outstanding shares of Class A Common Stock (a "Holder"), except that any Holder who, at the time of the proposed Transfer, is a party to an agreement with the Corporation with respect to the shares of Class A Common Stock owned by such Holder (a "Stockholder's Agreement") may Transfer such shares in accordance with the provisions of such Stockholder's Agreement. On or after January 1, 1991, a Holder may Transfer shares of Class A Common Stock, but only in accordance with the provisions of paragraph 4(b) of this Section B or in accordance with the provisions of any Stockholders Agreement to which such Holder is a party. Any Transfer made in contravention or paragraph 4 of this Section B shall be void and of no effect and shall not be recognized on the books of the Corporation. As used in paragraph 4 of this Section B, the term "affiliate" shall have the meaning set forth in the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), except that for the purposes of defining the term "Holder", a Holder shall not be deemed to be an affiliate of (i) any company of which the Holder is an officer or director or (ii) any direct or indirect stockholder of such company.
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     (b)  RIGHT OF FIRST REFUSAL. If, on or after January 1, 1991, any Holder shall desire to Transfer any or all of the shares of Class A Common Stock then owned by such Holder to any individual or entity (a "Prospective Transferee"), such Holder shall first give written notice (the "Transfer Notice") to the Corporation stating that such Holder desires to effect such Transfer, the name and address of the Prospective Transferee, the number of shares of Class A Common Stock desired to be Transferred (the "Transfer Shares"), the price to be paid by the Prospective Transferee (which shall be payable only in cash) (the "Transfer Price") and the other terms and conditions pursuant to which the Transfer is proposed to be effected, and certifying that the proposed Transfer meets the criteria set forth in the next sentence of this paragraph 4(b) and that the Prospective Transferee has acknowledged in writing to the Corporation that any shares of Class A Common Stock which the Prospective Transferee acquires in the Transfer will be subject to the restrictions contained in this Restated Certificate of Incorporation, as the same may be amended from time to time in accordance with applicable law. Such price, terms and conditions must represent a BONA FIDE offer from the Prospective Transferee that the Holder will accept if the Corporation does not exercise its right of first refusal hereunder; PROVIDED, HOWEVER, that no such offer to any Holder by an affiliate or by an "associate" (as such term is defined in the Exchange Act) of such Holder shall be deemed to represent a BONA FIDE offer hereunder. The Corporation shall have the right, exercisable within 30 days of the receipt of the Transfer Notice (the "Exercise Period") by written notice to the Holder at his last address as it shall appear on the Corporation's books, to purchase or cause its designee to purchase all, but not less than all, of the Transfer Shares at the Transfer Price.

     If the Corporation elects to exercise its right to purchase or cause its designee to purchase the Transfer Shares, the closing (the "Closing") of the sale after be at the principal office of the Corporation on or before the 90th day after the receipt of the Transfer Notice. At the Closing, the Holder shall sell, convey, transfer, assign and deliver to the Corporation or its designee, as the case may be, all right, title and interest in and to the Transfer
Shares, free and clear of all liens, security interests or adverse claims of any kind and nature, and shall deliver to the Corporation or its designee, as the case may be, a certificate representing the Transfer Shares duly endorsed for transfer, or accompanied by appropriate stock transfer powers duly endorsed, and with all necessary transfer tax stamps affixed thereto at the expense of the Holder. The Corporation or its designee, as the case may be, shall deliver to the Holder, in full payment of the Transfer Price for the Transfer Shares purchased from the Holder, a certified or bank check payable to the order of the Holder in the amount of the Transfer Price.

     If the Corporation does not exercise its right of first refusal hereunder, then the Holder shall have 60 days following the expiration of the Exercise Period to consummate the sale of the Transfer Shares to the Prospective Transferee at no less than the Transfer Price and on terms no more favorable to the Prospective Transferee than those set forth in the Transfer
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Notice; PROVIDED, that no sale of the Transfer Shares may be consummated unless the Prospective Transferee shall have acknowledged in writing to the Corporation that the Prospective Transferee is purchasing shares of Class A Common Stock subject to the restrictions contained in this Restated Certificate of Incorporation, as the same may be amended from time to time in accordance with applicable law. If such sale is not consummated as aforesaid, then the restrictions on Transfer contained in paragraph 4 of this Section B shall remain applicable.

     (c) UNISSUED SECURITIES. The provisions of paragraph 4 of this Section B shall likewise be applicable to any and all securities of any kind whatsoever of the Corporation which may be issued after the date hereof in respect of, or in exchange for, shares of Class A Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Corporation or otherwise.

5.  Exchange of Class B Common Stock.
    --------------------------------

     (a) PUBLIC OFFERING. In the event there is a public offering of all or a portion of the shares of Class A Common Stock, the Board of Directors of the Corporation shall declare, at least 20 days prior to the commencement of the public offering (which for purposes of this paragraph 5(a) and paragraph 5(c) of this Section B shall mean having a registration statement declared effective), that on the day of and immediately prior to the consummation of the public offering (which for purposes of this paragraph 5(a) and paragraph 5(c) of this Section B shall mean the closing of such offering), all outstanding shares of Class B Common Stock shall be exchanged for fully paid and nonassessable shares of Class A Common Stock in accordance with the Exchange Rate (as defined in paragraph 5(b) of this Section B below). Any such declaration may be made contingent upon the consummation of the public offering, in which event it may be revoked by the Board of Directors if the public offering is not consummated.

     (b) SALE TO UNAFFILIATED ENTITY. In the event that any holder of Class A Common Stock other than a stockholder who is a Holder (a "Deemed 25% Stockholder") proposes to sell all or a portion of his shares of Class A Common Stock to an unaffiliated entity (a "Sale"), each holder of Class B Common Stock shall be entitled to elect, by written notice to the Corporation and received by the Corporation at least five days before the proposed Exchange Date (as defined below), to exchange on the day of and immediately prior to the consummation of the Sale, for fully paid and nonassessable shares of Class A Common Stock at the Exchange Rate, the same percentage of the shares of Class
B Common Stock owned by him as the percentage which the aggregate number of shares of Class A Common Stock to be sold by the Deemed 25% Stockholders in the Sale represents of the aggregate holdings of Class A Common Stock of all Deemed 25% Stockholders (a holder of Class B Common Stock who makes such an election to exchange his shares being hereinafter referred
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
to as an "Exchanging Holder"). Any such exchange shall be contingent upon the consummation of the Sale and the sale therein by the Exchanging Holder of all of the shares of Class A Common Stock received by him in such exchange, and in the event the Sale is not consummated or the Exchanging Holder does not sell all of such shares of Class A Common Stock, the election by the Exchanging Holder to exchange his shares for shares of Class A Common Stock (or such portion thereof that is not sold in the Sale) shall be deemed revoked without any further action by the Exchanging Holder or the Corporation.

     (c) EXCHANGE RATE. The term "Exchange Rate" shall mean the fraction (calculated to the nearest three decimal places) of one share of Class A Common Stock for which one share of Class B Common Stock shall be exchangeable, which fraction shall be determined by dividing (x) by (y), where (x) equals the aggregate amount payable in respect of each share of Class B Common Stock, and
(y) equals the aggregate amount payable in respect of each share of Class A Common Stock, in each case upon a dissolution, liquidation or winding-up of the affairs of the Corporation pursuant to paragraph 3 of this Section B, assuming the aggregate amount of assets available for distribution in respect of the Class A Common Stock and Class B Common Stock were equal to the value of the Corporation on a going-concern basis (after payment or provision for payment of the debts and other liabilities of the Corporation and of the amounts to which the holders of any outstanding shares of any capital stock ranking senior in preference to the Class A Common Stock and Class B Common Stock, including, without limitation, the Preferred Stock, shall be entitled) as of a date (the "Valuation Date") not less than 30 nor more than 90 days prior to the commencement of the public offering or the closing of the Sale, as the case may be (the "Net Going-Concern Value") (utilizing the number of shares of Class A Common Stock and of Class B Common Stock outstanding on the Valuation Date), which value shall be determined in good faith by the Board of Directors of the Corporation, whose determination shall be final and binding. The term "Exchange Date" shall mean the date on which the exchange of Class B Common Stock for Class A Common Stock occurs, which shall be, in the case of a public offering, the date the offering is consummated and, in the case of a Sale, the date the Sale is consummated.


     (b) DIVIDENDS. If the Exchange Date shall be subsequent to the record date for the payment of a dividend on or with respect to shares of Class B Common Stock but prior to the payment thereof, the registered holders of such shares at the close of business on such record date shall be entitled to receive the dividend payable on such shares on the date set for payment of such dividend notwithstanding the exchange of any of such shares for Class A Common Stock. Any such dividend (as well as any like dividend payable on or with respect to shares of Class A Common Stock) shall be taken into account for purposes of calculating the Exchange Rate as though the dividend had been paid by the Corporation and received by the stockholders prior to the Valuation Date.
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
        (e) EXCHANGE NOTICE. The Corporation shall give notice of any proposed Exchange Date to each holder of Class B Common Stock, by mailing to such person at his last address as it shall appear on the Corporation's books, not less than 15 nor more than 60 days prior to the proposed Exchange Date, a written notice (the "Exchange Notice"), which shall specify the proposed Exchange
Date and the Exchange Rate and shall state that the issuance of certificates representing Class A Common Stock to be received upon exchange of shares of Class B Common Stock shall be upon surrender of certificates representing such shares of Class B Common Stock.

        (f) SURRENDER OF CERTIFICATES REPRESENTING CLASS B COMMON STOCK. Before any holder of shares of Class B Common Stock whose shares are exchanged shall be entitled to receive certificates representing shares of Class A Common Stock, he shall surrender, at such place as the Corporation shall specify, the certificates for his shares of Class B Common Stock duly endorsed to the Corporation or accompanied by proper instruments of transfer to the Corporation, with signatures guaranteed by a commercial bank, trust company or registered broker dealer, unless the Corporation shall waive any such requirement. The Corporation, as soon as practicable after such surrender of certificates representing shares of Class B Common Stock, shall issue and deliver at the office of the transfer agent for the Class A Common Stock to the person for whose account such shares of Class B Common Stock were so surrendered, or to his nominee or nominees, a certificate or certificates representing the number of shares (including fractions thereof) of Class A Common Stock to which such person shall be entitled.

        (g) RIGHTS OF HOLDER AFTER EXCHANGE DATE. From and after the Exchange Date, all rights of a holder of shares of Class B Common Stock which were exchanged for shares of Class A Common Stock shall terminate with respect to such shares of Class B Common Stock except for the right, upon surrender of the certificates representing such shares of Class B Common Stock, to receive certificates representing shares of Class A Common Stock as contemplated by paragraph 5(f) of this Section B and the right to receive dividends as provided in paragraph 5(d) of this Section B. No holder of a certificate which immediately prior to the Exchange Date represented shares of Class B Common Stock which were exchanged for shares of Class A Common Stock shall be entitled to receive any dividend or other distribution in respect of shares of Class A Common Stock until surrender of such holder's certificate for a certificate or certificates representing shares of Class A Common Stock, but upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) the record date for payment of which was after the Exchange Date, but which were not paid by reason of the foregoing, with respect to the number of shares of Class A Common Stock represented by the certificate or certificates issued upon such surrender.

        However, from and after the Exchange Date, the Corporation shall be entitled to treat the unsurrendered certificates representing shares of Class B Common Stock which were
                                     -12-
exchanged for shares of Class A Common Stock as evidencing the ownership of the number of shares of Class A Common Stock for which the shares of Class B
Common Stock represented by such certificates shall have been exchanged, notwithstanding the failure to surrender such certificates.

     (h) TRANSFER TAXES. If any certificate for shares of Class A Common Stock is to be issued in a name other than that in which the certificate representing shares of Class B Common Stock surrendered in exchange therefor is registered, it shall be a condition of such issuance that the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of Class A Common Stock in a name other than that of the record holder of the record holder of the certificate surrendered, or shall establish to the satisfaction of the Corporation or its agent that such tax has been paid or is not applicable. Notwithstanding anything to the contrary in this paragraph 5(h), the Corporation shall not be liable to a holder of shares of Class B Common Stock which have been exchanged for shares of Class A Common Stock for any shares of Class A Common Stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


     (i) RESERVATION OF SHARES. At such time as any Exchange Notice is delivered with respect to any shares of Class B Common Stock, the Corporation shall have reserved and kept available, solely for the purpose of issuance upon exchange of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the exchange of all of the then outstanding shares of Class B Common Stock; PROVIDED, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the exchange of the outstanding shares of Class B Common Stock by delivery of shares of Class A Common Stock which are held in the treasury of the Corporation.


     FIFTH: The Board of Directors is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation.


     SIXTH: Elections of directions need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.


     SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; PROVIDED, HOWEVER, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation

Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by General Corporation Law of Delaware as so amended. Any repeal or modification of this Article Seventh by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     NINTH: The number of authorized shares of any class of stock of the Corporation may be increased or decreased (but not below the number of shares thereof at the time outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, with all classes voting together as a single class.

     TENTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by stature, and all rights conferred upon stockholders herein are granted subject to this reservation.

     3. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Safelite Glass Corp. has caused this certificate to be signed by John F. Barlow, President, and attested to by David Wood, its Secretary, this 20th day of December, 1996.


                                                   SAFELITE GLASS CORP.


                                                   By:  /s/ John F. Barlow
                                                       -----------------------
                                                       John F. Barlow
                                                       President

ATTEST:


By:  /s/ David Wood
    -----------------------
    David Wood
    Secretary